                                                                     EXHIBIT 3.1

                                                          Federal Identification
                                                                  No. 04-2906463
                                                                      ----------
                       THE COMMONWEALTH OF MASSACHUSETTS

                            MICHAEL JOSEPH CONNOLLY
                               SECRETARY OF STATE
                              ONE ASHBURTON PLACE
                               BOSTON, MA  02108

                       RESTATED ARTICLES OF ORGANIZATION

                     General Laws, Chapter 156B, Section 74

          This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We,  David Zirkle                               , President and
     Robert W. Goodnow, Jr.                             , Clerk of

                               FTP Software, Inc.
                               ------------------
located at 2 High Street, North Andover, MA  01845
           --------------------------------------------------------------------
do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on September 17, 1993, by
                                                         ------------------
vote of 1,987,330 shares of Common out of 2,146,730 shares outstanding, being at
        ---------           ------        ---------
least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

          1. The name by which the corporation shall be known is: FTP Software, Inc.

          2.  The purposes for which the corporation is formed are as follows:

          1. To carry on a general research, development, consulting and marketing business and any business incidental thereto or in any way connected therewith, including, but not limiting the generality of the foregoing purpose, any business engaged in writing, analyzing and improving computer software and marketing same; producing and marketing computer software on any medium; producing, improving and marketing documentation for any products developed, improved or acquired; and conducting research on or with any forms of calculating or computing devices.

          2. To carry on any manufacturing, mercantile, selling, management service or other business, operation or activity which may be lawfully carried on by a corporation organized under the Business Law of The Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

          3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                WITHOUT PAR VALUE           WITH PAR VALUE
                -----------------           --------------

CLASS OF STOCK  NUMBER OF SHARES  NUMBER OF SHARES  PAR VALUE
- --------------  ----------------  ----------------  ---------

Preferred              --0--         5,000,000       $.01

Common                 --0--        50,000,000       $.01

See attached Exhibit 3
             ---------

   /*/4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

               See attached Exhibit 4
                            ---------

   /*/5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

               See attached Exhibit 5
               ----------------------

   /*/6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

- ----------------------------------
   *  If there are no such provisions, state "None".

               See attached Exhibit 6
               ----------------------

     /*/We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles

               2, 3, 4, 5 and 6
               ----------------

     (/*/If there are no such amendments, state "None".)

                  Briefly describe amendments in space below:

               See attached Exhibit 7
               ----------------------









IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 21st day of September in the year 1993

                                         /s/ David H. Zirkle       President
                                         --------------------------
                                         /s/ Robert W. Goodnow, Jr. Clerk
                                         --------------------------

                       THE COMMONWEALTH OF MASSACHUSETTS


                       RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

               I hereby approve the within restated articles of organization
          and, the filing fee in the amount of $    having been paid, said
          articles are deemed to have been filed with me this    day of     ,
          19____.


                                                         MICHAEL JOSEPH CONNOLLY
                                                           Secretary of State


                         TO BE FILLED IN BY CORPORATION
          PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

               TO:  Joel F. Freedman, Esq.

                    c/o Ropes & Gray

                    One International Place

                    Boston, MA  02110-2624

               Telephone:  (617) 951-7440
                                                        Copy Mailed

                                   EXHIBIT 3

          Upon the filing of these Restated Articles of Organization, each share of the Corporation's Common Stock, $0.01 par value per share, shall, without other action, become eight shares of the Corporation's Common Stock, $0.01 par value per share (the "Stock Split"), and each stock certificate issued prior to such effectiveness and which immediately prior thereto represented shares of the Corporation's Common Stock, $0.01 par value per share, shall thereafter, without other action represent eight times the number of shares of Common Stock, $0.01 par value per share, stated on the face thereof. The increase in the number of authorized shares of Common Stock, $0.01 par value per share, shown in Article 3 includes an increase to reflect the Stock Split and an additional increase in the authorized number of shares of Common Stock, $0.01 par value per share.

                                   EXHIBIT 4


Article 4
- ---------

Description

     The Board of Directors is authorized to issue the Preferred Stock from time to time in one or more classes or series thereof, each such class or series to have such voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors and stated and expressed in a resolution or resolutions thereof providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any class or series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.

                                   EXHIBIT 5


     Until the consummation of an initial public offering of the corporation's common stock registered with the Securities and Exchange Commission (the "Public Offering Time"), any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors in the manner following:

     He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter, either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

     After the acceptance of the offer, or by report of the arbitrators as to the value of the stock, the directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

     Prior to the Public Offering Time, no shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

     After the Public Offering Time, the provisions of this Article 5 shall terminate and be of no further force or effect.

                                   EXHIBIT 6

Article 6

Other Lawful Provisions

     6.1 The corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

     6.2 The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

     6.3 The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

     6.4 The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

     6.5  Meetings of the stockholders may be held anywhere in the United
States.

     6.6 Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

     6.7 The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate
purpose, and what amounts, if any, shall be declared as dividends.   Unless the
board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

     6.8 The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

     6.9 The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any of such directors, officers, stockholders or individuals has any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of the corporation, and

      (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

      (2) no such director, officer, stockholder or individual shall be liable to account to the corporation for any profit or benefit realized through any such contract, transaction or act; and

      (3) any such director of the corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of the corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of the corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of the corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;


      the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

      the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than the corporation; and the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners or controlling persons is elected or appointed by the directors of the corporation, or is constituted of the directors or officers of the corporation.

To the extent permitted by law, the authorizing or ratifying vote of the holders of shares representing a majority of the votes of the capital stock of the corporation outstanding and entitled to vote for the election of directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of the corporation, or of the board of directors or any committee thereof, with regard to all stockholders of the corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under the corporation; provided, however, that

      A. with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of the corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

      B. the stockholders so voting shall have made any findings required by law;

      C. the stockholders so interested may vote at any such meeting except to the extent otherwise provided by law; and

      D. any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors, officers or employees of its or their right to proceed with or enforce such contract, transaction or act.

If the corporation has more than one class or series of capital stock outstanding, the vote required by this paragraph shall be governed by the provisions of the Articles of Organization applicable to such classes or series.

No contract, transaction or act shall be avoided by reason of any provision of this paragraph 6.9 which would be valid but for such provision or provisions.

     6.10 A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this paragraph 6.10 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     6.11 The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

     6.12 In determining what he reasonably believes to be in the best interests of the Corporation in the performance of his duties as a director, a director may consider, both in the consideration of tender and exchange offers, mergers, consolidations and sales of all or substantially all of the Corporation's assets and otherwise, such factors as the Board of Directors determines to be relevant, including without limitation:

           (i) the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation;

          (ii) whether the proposed transaction might violate federal or state laws;

         (iii) if applicable, not only the consideration being offered in a proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities or other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

          (iv) the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, and community and societal considerations.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

     6.13 The Board of Directors of the Corporation is authorized from time to time to enact by resolution, without additional authorization by the stockholders of the

Corporation, By-laws of the Corporation, in such form and with such additional terms as the Board of Directors may determine, with respect to the matters or corporate proceedings set forth below:

           (a) Regulation of the procedure for submitting nominations of persons to be elected directors, which shall be made only at a meeting of stockholders, including requirements that nominations of persons to be elected directors, other than nominations submitted on behalf of the incumbent Board of Directors, be (i) accompanied by a petition in support of such nominations signed by at least that number of holders of record of that percentage of shares of capital stock of the Corporation entitled to vote in the election of directors as are specified in such By-law (but a number of record holders not greater than 100 and a percentage of such shares not greater than 1%) and (ii) submitted to the clerk or other designated officer or agent of the Corporation at least that number of days before the meeting of the stockholders at which such election is to be held as is specified in such By-law. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by this paragraph 6.13 or any By-law adopted pursuant hereto, and if he so determines, he shall so declare to the meeting, and the defective nomination shall be disregarded .

           (b) Regulation of business to be conducted at meetings of stockholders, including requirements that only such business shall be conducted and only such proposals shall be acted upon as are directed by the Board of Directors or as are made by a stockholder who has submitted notice thereof to the clerk or other designated officer or agent of the Corporation at least that number of days before the meeting of stockholders at which such proposal is to be made as is specified in such By-law (but not more than sixty days before such meeting) setting forth such proposal, the reasons therefor, the identity of the stockholder or stockholders making such proposal, the number of shares of capital stock which are beneficially owned by them and any financial interest of such stockholders in such proposal as specified in such By-law. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that proposed business or a proposal was not made in accordance with the provisions prescribed by the paragraph 6.13 or any By-law adopted pursuant hereto, and if he so determines, he shall so declare to the meeting, and any such business shall not be transacted or any such proposal shall be disregarded.

           (c) Regulation of the order of business and conduct of stockholder meetings and the authority of the presiding officer and of the attendance at annual or special meetings of the stockholders of the Corporation, including the limitation of attendance through a ticket procedure pursuant to which persons who wish to attend such meetings would be required to provide written notice to the clerk or other designated officer or agent of the Corporation at least that number of days prior to the date of such meeting specified in such By-law (but not more than thirty days before such meeting) of their intent to attend in person, and the clerk or other designated officer or agent of the Corporation would issue a single admission ticket to each holder of shares of the stock of the Corporation entitled to vote at such meeting and to such other persons as the Board of Directors may direct, and admission to such meeting would be limited to holders of such tickets and officers and directors of, counsel to, and the auditors of, the Corporation and, to the extent authorized by the Board of Directors, the presiding officer at such meeting, employees or other agents of the Corporation. Application of any such By-law, if adopted, in any particular case would be permitted to be waived by the presiding officer at such meeting.

     In the event that any such By-law is adopted pursuant to this paragraph 6.13, such By-law may only be amended or repealed upon the affirmative vote of two thirds of the total number of votes then outstanding represented by shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any regular or special meeting of the stockholders, but only if notice of the proposed amendment or repeal was contained in the notice of such meeting.

     6.14(A) The directors of the Corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the Corporation, one class ("Class I") whose term expires at the 1994 annual meeting of stockholders, another class ("Class II") whose term expires at the 1995 annual meeting of stockholders, and another class ("Class III") whose term expires at the 1996 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, and subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Any director elected to fill a newly created directorship or any vacancy on the Board of Directors resulting from any death, resignation, removal or other cause shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     (B) Subject to the rights of the holders of shares of any class or series of Preferred Stock, any director or directors may be removed from office at any time, but only for cause and only by either the affirmative vote of two-thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting, or the affirmative vote of two-thirds of the directors then in office. Any vacancy in the Board of Directors resulting from any such removal may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director's successor shall be elected and qualified or until such director's earlier death, resignation or removal. For purposes of this subparagraph (B), "cause" shall mean the (1) conviction of a felony, (2) declaration of unsound mind by order of court, (3) gross dereliction of duty,
(4) commission of an action involving moral turpitude, or (5) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

     (C) In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     6.15 Notwithstanding any other provisions of these Restated Articles of Organization or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Organization or the By-laws of the Corporation), the affirmative vote of 80% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of paragraphs 6.4, 6.9, 6.10 and 6.12 through 6.15 of Article 6 of these Restated Articles of Organization.

     6.16 A vote of a majority of the shares of capital stock of the corporation outstanding and entitled to vote shall be sufficient to authorize any merger or consolidation or the sale, lease or exchange of all or substantially all of its property and assets if stockholder approval of such merger or consolidation or sale, lease or exchange is otherwise required by the provisions of Chapter 156B of the Massachusetts General Laws. In addition, except as otherwise expressly provided herein, a vote of a majority of the shares of capital stock of the corporation outstanding and entitled to vote shall be sufficient to approve or authorize any amendment to these Articles of Organization or any other action in the event that any provision of Chapter 156B requires a vote of more than a majority of the shares to authorize or approve such matter but allows the Articles of Organization to provide that only a majority is required.

                                   EXHIBIT 7

Article 2
- ---------

     The language describing the purposes of the corporation, except for the first paragraph, has been deleted and replaced with paragraph 2.2 which describes the purpose of the Corporation to be to carry on any business operations or activity which may be lawfully carried on by a corporation organized under the Massachusetts Business Corporation Law.

Article 3
- ---------

     Each outstanding share of Common Stock, $0.01 par value per share, has been split (the "Stock Split") to be [eight] shares of Common Stock, $0.01 par value per share. The capitalization of the corporation has been amended so that (i) the number of authorized shares of Common Stock, $0.01 par value per share, has been increased to 50,000,000 shares (to reflect the Stock Split and also to increase the authorized shares) and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share, have been authorized.

Article 4
- ---------

     The Board of Directors have been authorized to issue the Preferred Stock from time to time in one or more classes or series with such voting powers (if any), designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as the Board of Directors may determine.

Article 5
- ---------

     The provisions regarding restrictions upon the transfer of shares will not be effective after the closing of the corporation's original public offering of its common stock.

Article 6
- ---------

     Certain provisions of Article 2 have been revised and now appear in Article
6. New provisions have been added to Article 6, including but not limited to, provisions relating to (i) amendment of the By-laws, (ii) interested transactions, (iii) liability of directors to stockholders, (iv) conduct of director and stockholder meetings, (v) a staggered board of directors, (vi) supermajority voting requirements to amend certain provisions of these Restated Articles of Organization and (vii) the ability of the corporation's directors to consider special factors when evaluating corporate action.